EXHIBIT 99.1

Zoetis Announces Second Quarter 2018 Results

•	Reports Revenue of $1.4 Billion, Growing 12%, and Net Income of $384 Million, or $0.79 per Diluted Share, Growing 55% and 58%, respectively, on a Reported Basis for Second Quarter 2018

•	Reports Adjusted Net Income of $375 Million, or Adjusted Diluted EPS of $0.77, for Second Quarter 2018

•	Delivers 9% Operational Growth in Revenue and 37% Operational Growth in Adjusted Net Income for Second Quarter 2018

•	Updates Full Year 2018 Revenue Guidance to $5.700 - $5.800 Billion and Diluted EPS of $2.72 - $2.89 on a Reported Basis, or $3.00 - $3.10 on an Adjusted Basis

PARSIPPANY, N.J. - Aug. 2, 2018 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the second quarter of 2018 and updated its guidance for full year 2018.

The company reported revenue of $1.4 billion for the second quarter of 2018, an increase of 12% compared with the second quarter of 2017. Net income for the second quarter of 2018 was $384 million, or $0.79 per diluted share, an increase of 55% and 58%, respectively, on a reported basis.

Adjusted net income1 for the second quarter of 2018 was $375 million, or $0.77 per diluted share, an increase of 44% and 45%, respectively, on a reported basis. Adjusted net income for the second quarter of 2018 excludes the net impact for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the second quarter of 2018 increased 9%, excluding the impact of foreign currency. Adjusted net income for the second quarter of 2018 increased 37% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“We continue to perform well through the first half of 2018 primarily based on the performance of new parasiticides and vaccines, our dermatology portfolio, as well as contributions from the rest of our in-line portfolio,” said Juan Ramón Alaix, Chief Executive Officer of Zoetis. “Our acquisition of Abaxis

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this week also demonstrates our ongoing commitment to strategic portfolio expansions and value creation for our customers and shareholders. We are updating our guidance to reflect the addition of Abaxis and changes in foreign exchange, and we are confident in our ability to meet these goals for the full year.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two regional segments: the United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs. In the second quarter of 2018:

•
Revenue in the International segment was $728 million, an increase of 15% on a reported basis and 10% operationally compared with the second quarter of 2017. Sales of companion animal products grew 24% on a reported basis and 17% on an operational basis. Growth resulted primarily from increased sales across multiple markets for our dermatology portfolio, and two new parasiticide products, Simparica® (sarolaner) for dogs and Stronghold® Plus (selamectin/sarolaner) for cats. In China, we also saw increased sales of vaccines, as well as our Revolution® (selamectin) parasiticide for dogs. Sales of livestock products grew 10% on a reported basis and 6% operationally, despite a decline in Brazil as a result of a national trucking industry strike. All species contributed to growth in the quarter, with cattle and swine products performing particularly well. Growth of cattle products was driven by favorable market conditions, with Canada, the UK and several smaller emerging markets also contributing to growth. Growth in our swine portfolio was largely driven by the Suvaxyn® PCV combo vaccine that launched late last year, as well as a strong demand for our products in other emerging markets.

•
Revenue in the U.S. segment was $677 million, an increase of 9% compared with the second quarter of 2017. Sales of companion animal products grew 15% on a reported basis, driven primarily by our dermatology portfolio and Simparica. This growth was partially offset by lower sales of certain in-line products due to anticipated competition. Sales of livestock products grew 1%, with growth in poultry and swine, offset by cattle. Our poultry portfolio grew as a result of increased sales of alternatives to antibiotic medicated feed additives, while growth in our swine portfolio was the result of increased customer adoption of the recently launched Fostera Gold® PCV MH vaccine. Sales of cattle products declined due to increased competition for certain medicated feed additives and unfavorable market conditions in dairy.

Zoetis continues to drive demand and strengthen its diverse portfolio through business development initiatives and approvals of major products in new markets. Since our last quarterly earnings announcement:

•
Zoetis completed the acquisition of Abaxis, Inc., a leader in the development, manufacture and marketing of diagnostic instruments for veterinary point-of-care services for $83 per share in cash, or approximately $2.0 billion in aggregate. The acquisition enhances Zoetis’ presence in veterinary diagnostics, a category of the animal health industry with approximately 10% compound annual growth[3] over the last three years.

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•
The company announced a five-year collaboration agreement with Regeneron Pharmaceuticals to develop monoclonal antibody (mAb) therapeutics. This collaboration exemplifies Zoetis’ commitment to lead the animal health industry in mAb therapeutics, and will enhance the company’s R&D platform and pipeline of monoclonal antibody therapeutics for veterinary use.

•
Zoetis continued to bring leading companion animal products to new markets. Cytopoint® (lokivetmab), a mAb that is part of Zoetis’ canine dermatology portfolio, was approved in Brazil and Australia. Simparica, an oral flea and tick medication for dogs, was approved in Costa Rica. Additionally, Stronghold Plus/Revolution® Plus, a topical combination parasiticide for cats was approved in Japan, New Zealand and Serbia.

•
The company continued to broaden its Fostera® swine vaccine franchise with approval in Canada of Fostera Gold PCV MH. This vaccine, first approved in the U.S. earlier this year, provides livestock farmers with greater options and flexibility in protecting pigs from porcine circovirus (PCV2) and Mycoplasma hyopneumoniae (M. hyo).

FINANCIAL GUIDANCE

Zoetis is updating its full year 2018 guidance, which includes:

•	Revenue between $5.700 billion to $5.800 billion

•	Reported diluted EPS between $2.72 to $2.89

•	Adjusted diluted EPS between $3.00 to $3.10

This guidance reflects foreign exchange rates as of mid-July and includes the partial year impact of Abaxis, based on preliminary estimates for certain significant items and purchase accounting adjustments. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review second quarter 2018 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Aug. 2, 2018.

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About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2017, the company generated annual revenue of $5.3 billion with approximately 9,000 employees. For more information, visit www.zoetis.com.

1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

3 Based on internal estimates and publicly available information.

DISCLOSURE NOTICES

Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, future guidance, future operating models, expectations regarding products, expectations regarding the performance of acquired companies and our ability to integrate new businesses, expectations regarding the financial impact of acquisitions, future use of cash and dividend payments, tax rate and tax regimes, changes in the tax regimes and laws in other jurisdictions, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP

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financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Elinore White
1-973-443-2835 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter			Six Months
	2018	2017	% Change	2018	2017	% Change
Revenue	$1,415	$1,269	12	$2,781	$2,500	11
Costs and expenses:
Cost of sales(b)	447	440	2	894	883	1
Selling, general and administrative expenses(b)	359	336	7	697	645	8
Research and development expenses(b)	102	86	19	199	176	13
Amortization of intangible assets(c)	23	23	—	46	45	2
Restructuring charges/(reversals) and certain acquisition-related costs	5	—	*	7	(1)	*
Interest expense	46	41	12	93	82	13
Other (income)/deductions–net	(4)	(2)	100	(9)	(12)	(25)
Income before provision for taxes on income	437	345	27	854	682	25
Provision for taxes on income	55	98	(44)	122	196	(38)
Net income before allocation to noncontrolling interests	382	247	55	732	486	51
Less: Net (loss)/income attributable to noncontrolling interests	(2)	—	*	(4)	1	*
Net income attributable to Zoetis	$384	$247	55	$736	$485	52

Earnings per share—basic	$0.79	$0.50	58	$1.52	$0.99	54

Earnings per share—diluted	$0.79	$0.50	58	$1.51	$0.98	54

Weighted-average shares used to calculate earnings per share
Basic	483.8	490.8		484.8	491.6
Diluted	487.5	494.0		488.6	494.6

* Calculation not meaningful.

(a)
The condensed consolidated statements of income present the three and six months ended June 30, 2018, and July 2, 2017. Subsidiaries operating outside the United States are included for the three and six months ended May 31, 2018 and May 28, 2017.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended June 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$447	$(2)	$—	$(2)	$443
Gross profit	968	2	—	2	972
Selling, general and administrative expenses(c)	359	(2)	—	—	357
Amortization of intangible assets(d)	23	(19)	—	—	4
Restructuring charges/(reversals) and certain acquisition-related costs	5	—	—	(5)	—
Income before provision for taxes on income	437	23	—	7	467
Provision for taxes on income	55	4	—	35	94
Net income attributable to Zoetis	384	19	—	(28)	375
Earnings per common share attributable to Zoetis–diluted	0.79	0.04	—	(0.06)	0.77

	Quarter ended July 2, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$440	$(1)	$—	$(2)	$437
Gross profit	829	1	—	2	832
Selling, general and administrative expenses(c)	336	(2)	—	(1)	333
Amortization of intangible assets(d)	23	(18)	—	—	5
Restructuring charges/(reversals) and certain acquisition-related costs	—	—	(2)	2	—
Other (income)/deductions–net	(2)	—	—	2	—
Income before provision for taxes on income	345	21	2	(1)	367
Provision for taxes on income	98	6	1	1	106
Net income attributable to Zoetis	247	15	1	(2)	261
Earnings per common share attributable to Zoetis–diluted	0.50	0.03	—	—	0.53

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Six months ended June 30, 2018
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$894	$(4)	$—	$(3)	$887
Gross profit	1,887	4	—	3	1,894
Selling, general and administrative expenses(c)	697	(3)	—	(1)	693
Research and development expenses(c)	199	(1)	—	—	198
Amortization of intangible assets(d)	46	(38)	—	—	8
Restructuring charges/(reversals) and certain acquisition-related costs	7	—	(1)	(6)	—
Income before provision for taxes on income	854	46	1	10	911
Provision for taxes on income	122	15	—	38	175
Net income attributable to Zoetis	736	31	1	(28)	740
Earnings per common share attributable to Zoetis–diluted	1.51	0.06	—	(0.06)	1.51

	Six months ended July 2, 2017
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales(c)	$883	$(3)	$—	$(5)	$875
Gross profit	1,617	3	—	5	1,625
Selling, general and administrative expenses(c)	645	(3)	—	(3)	639
Research and development expenses(c)	176	(1)	—	—	175
Amortization of intangible assets(d)	45	(36)	—	—	9
Restructuring charges/(reversals) and certain acquisition-related costs	(1)	—	(2)	3	—
Other (income)/deductions–net	(12)	—	—	2	(10)
Income before provision for taxes on income	682	43	2	3	730
Provision for taxes on income	196	9	1	1	207
Net income attributable to Zoetis	485	34	1	2	522
Earnings per common share attributable to Zoetis–diluted	0.98	0.07	—	0.01	1.06

(a)
The condensed consolidated statements of income present the three and six months ended June 30, 2018, and July 2, 2017. Subsidiaries operating outside the United States are included for the three and six months ended May 31, 2018 and May 28, 2017.

(b)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(c)	Exclusive of amortization of intangible assets, except as discussed in footnote (d) below.

(d)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to finite-lived acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)	Acquisition-related costs include the following:

	Second Quarter		Six Months
	2018	2017	2018	2017
Integration costs(a)	$—	$2	$1	$2
Total acquisition-related costs—pre-tax	—	2	1	2
Income taxes(b)	—	1	—	1
Total acquisition-related costs—net of tax	$—	$1	$1	$1

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges/(reversals) and certain acquisition-related costs.

(b)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

Certain amounts may reflect rounding adjustments.

(2)	Certain significant items include the following:

	Second Quarter		Six Months
	2018	2017	2018	2017
Operational efficiency initiative(a)	$1	$6	$1	$5
Supply network strategy(b)	3	(4)	5	(1)
Other restructuring charges and cost-reduction/productivity initiatives(c)	3	—	3	—
Other(d)	—	(3)	1	(1)
Total certain significant items—pre-tax	7	(1)	10	3
Income taxes(e)	35	1	38	1
Total certain significant items—net of tax	$(28)	$(2)	$(28)	$2

(a)	For both the three and six months ended June 30, 2018, represents employee termination costs of $1 million, included in Restructuring charges/(reversals) and certain acquisition-related costs.
For the three months ended July 2, 2017, represents consulting fees of $1 million, included in Selling, general and administrative expenses, restructuring charges of $3 million related to employee termination costs ($2 million) and exit costs ($1 million), included in Restructuring charges/(reversals) and certain acquisition-related costs, and a net loss related to sales of certain manufacturing sites and products of $2 million, included in Other (income)/deductions—net. For the six months ended July 2, 2017, represents consulting fees of $1 million, included in Selling, general and administrative expenses, restructuring charges of $2 million related to employee termination costs ($1 million) and exit costs ($1 million), included in Restructuring charges/(reversals) and certain acquisition-related costs, and a net loss related to sales of certain manufacturing sites and products of $2 million, included in Other (income)/deductions—net.

(b)
For the three months ended June 30, 2018, represents consulting fees of $2 million, included in Cost of sales, and exit costs of $1 million, included in Restructuring charges/(reversals) and certain acquisition-related costs. For the six months ended June 30, 2018, represents consulting fees of $3 million, included in Cost of sales, and employee termination costs of $1 million, and exit costs of $1 million, included in Restructuring charges/(reversals) and certain acquisition-related costs.

For the three months ended July 2, 2017, represents accelerated depreciation of $1 million, included in Cost of sales, and a reversal of previously accrued employee terminations costs of $5 million, included in Restructuring charges/(reversals) and certain acquisition-related costs. For the six months ended July 2, 2017, represents accelerated depreciation of $2 million, and consulting fees of $2 million, included in Cost of sales, and a reversal of previously accrued employee terminations costs of $5 million, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(c)
For the three and six months ended June 30, 2018, represents employee termination costs in Europe as a result of initiatives to better align our organizational structure, included in Restructuring charges/(reversals) and certain acquisition-related costs.

(d)	For the six months ended June 30, 2018, primarily represents charges related to the implementation of new accounting guidance as a result of the enactment of the Tax Cuts and Jobs Act.
For the three months ended July 2, 2017, represents costs associated with changes to our operating model of $1 million, included in Cost of sales, and income of $4 million related to an insurance recovery from commercial settlements in Mexico recorded in 2014 and 2016, included in Other (income)/deductions—net. For the six months ended July 2, 2017, represents costs associated with changes to our operating model of $1 million, included in Cost of sales and $2 million, included in Selling, general and administrative expenses, as well as income of $4 million related to insurance recovery from commercial settlements in Mexico recorded in 2014 and 2016, included in Other (income)/deductions—net.

(e)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the three and six months ended June 30, 2018, also includes a net tax benefit of $33 million and $35 million, respectively, related to an adjustment to the provisional one-time mandatory deemed repatriation tax on the company's undistributed non-U.S. earnings pursuant to the Tax Cuts and Jobs Act enacted on December 22, 2017.

For the six months ended July 2, 2017, also includes a net tax charge of approximately $1 million, related to the revaluation of the company's deferred tax assets and liabilities, using the rates expected to be in place at the time of the reversal.
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME (a)
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$443	$437	1%	—%	1%
as a percent of revenue	31.3%	34.4%	NA	NA	NA
Adjusted SG&A expenses	357	333	7%	2%	5%
Adjusted R&D expenses	102	86	19%	3%	16%
Adjusted net income attributable to Zoetis	375	261	44%	7%	37%

	Six Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$887	$875	1%	1%	—%
as a percent of revenue	31.9%	35.0%	NA	NA	NA
Adjusted SG&A expenses	693	639	8%	2%	6%
Adjusted R&D expenses	198	175	13%	2%	11%
Adjusted net income attributable to Zoetis	740	522	42%	6%	36%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Operations and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2018 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2018	Foreign exchange impact compared to May 2018 guidance
Revenue	$5,700 to $5,800	(125)
Operational growth(a)	7% to 9%
Organic operational growth(b)	5% to 7%
Adjusted cost of sales as a percentage of revenue(c)	Approximately 32%
Adjusted SG&A expenses(c)	$1,410 to $1,450	(25)
Adjusted R&D expenses(c)	$415 to $430	(5)
Adjusted interest expense and other (income)/deductions(c)	Approximately $200
Effective tax rate on adjusted income(c)	Approximately 20%
Adjusted diluted EPS(c)	$3.00 to $3.10	(.07)
Adjusted net income(c)	$1,460 to $1,510	(35)
Operational growth(a)(d)	23% to 27%
Certain significant items and acquisition-related costs(e)	$65 to $90

This guidance reflects the inclusion of Abaxis results for the last 5 months of the year in the U.S., and 4 months internationally, based on our preliminary estimates including with respect to certain significant items, acquisition-related costs and purchase accounting adjustments. The actual impact of the acquisition on our financial results could differ materially from these estimates.
The guidance reflects foreign exchange rates as of mid-July 2018.
Reconciliations of 2018 reported guidance to 2018 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)

Cost of sales as a percentage of revenue	~ 32.5%	(0.5%)		~ 32%
SG&A expenses	$1,417 to $1,460		($7) to $(10)	$1,410 to $1,450
R&D expenses	$415 to $430			$415 to $430
Interest expense and other (income)/deductions	~ $200			~ $200
Effective tax rate	~ 18%	~ (2)%		~ 20%
Diluted EPS	$2.72 to $2.89	$0.05 to $0.08	$0.15 to $0.20	$3.00 to $3.10
Net income attributable to Zoetis	$1,325 to $1,410	$25 to $40	$75 to $95	$1,460 to $1,510

(a)	Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.

(b)	Organic operational growth (a non-GAAP financial measure) excludes the impact of the acquisition of Abaxis as well as foreign exchange.

(c)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted interest expense and other (income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(d)
We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

(e)
Primarily includes certain nonrecurring costs related to the acquisition of Abaxis, restructuring and other charges for the supply network strategy. Excludes potential net gains/losses on sales of assets. The actual impact of the acquisition of Abaxis on our financial results could differ materially from these estimates.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$734	$689	7%	3%	4%
Companion Animal	671	568	18%	2%	16%
Contract Manufacturing	10	12	(17)%	(3)%	(14)%
Total Revenue	$1,415	$1,269	12%	3%	9%

U.S.
Livestock	$271	$269	1%	—%	1%
Companion Animal	406	354	15%	—%	15%
Total U.S. Revenue	$677	$623	9%	—%	9%

International
Livestock	$463	$420	10%	4%	6%
Companion Animal	265	214	24%	7%	17%
Total International Revenue	$728	$634	15%	5%	10%

Livestock:
Cattle	$396	$382	4%	2%	2%
Swine	165	148	11%	4%	7%
Poultry	129	122	6%	1%	5%
Fish	24	19	26%	13%	13%
Other	20	18	11%	3%	8%
Total Livestock Revenue	$734	$689	7%	3%	4%

Companion Animal:
Dogs and Cats	$630	$533	18%	2%	16%
Horses	41	35	17%	3%	14%
Total Companion Animal Revenue	$671	$568	18%	2%	16%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
Revenue:
Livestock	$1,504	$1,392	8%	3%	5%
Companion Animal	1,261	1,085	16%	3%	13%
Contract Manufacturing	16	23	(30)%	5%	(35)%
Total Revenue	$2,781	$2,500	11%	3%	8%

U.S.
Livestock	$563	$551	2%	—%	2%
Companion Animal	748	677	10%	—%	10%
Total U.S. Revenue	$1,311	$1,228	7%	—%	7%

International
Livestock	$941	$841	12%	5%	7%
Companion Animal	513	408	26%	8%	18%
Total International Revenue	$1,454	$1,249	16%	6%	10%

Livestock:
Cattle	$812	$768	6%	3%	3%
Swine	340	308	10%	4%	6%
Poultry	265	238	11%	2%	9%
Fish	46	40	15%	9%	6%
Other	41	38	8%	5%	3%
Total Livestock Revenue	$1,504	$1,392	8%	3%	5%

Companion Animal:
Dogs and Cats	$1,179	$1,015	16%	3%	13%
Horses	82	70	17%	4%	13%
Total Companion Animal Revenue	$1,261	$1,085	16%	3%	13%

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(a)
Total International	$728	$634	15%	5%	10%
Australia	51	43	19%	3%	16%
Brazil	68	73	(7)%	(7)%	—%
Canada	56	49	14%	7%	7%
China	60	45	33%	10%	23%
France	30	26	15%	12%	3%
Germany	38	33	15%	10%	5%
Italy	26	21	24%	15%	9%
Japan	39	36	8%	3%	5%
Mexico	26	21	24%	2%	22%
Spain	30	23	30%	14%	16%
United Kingdom	36	26	38%	15%	23%
Other Developed	89	76	17%	8%	9%
Other Emerging	179	162	10%	1%	9%

	Six Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(a)
Total International	$1,454	$1,249	16%	6%	10%
Australia	99	83	19%	4%	15%
Brazil	138	139	(1)%	(4)%	3%
Canada	96	83	16%	7%	9%
China	124	97	28%	10%	18%
France	63	55	15%	14%	1%
Germany	76	61	25%	15%	10%
Italy	53	43	23%	13%	10%
Japan	80	70	14%	3%	11%
Mexico	50	39	28%	6%	22%
Spain	55	43	28%	15%	13%
United Kingdom	88	69	28%	13%	15%
Other developed markets	168	144	17%	9%	8%
Other emerging markets	364	323	13%	3%	10%

(a)	Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$677	$623	9%	—%	9%
Cost of Sales	140	134	4%	—%	4%
Gross Profit	537	489	10%	—%	10%
Gross Margin	79.3%	78.5%
Operating Expenses	116	113	3%	—%	3%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$421	$376	12%	—%	12%

International:
Revenue	$728	$634	15%	5%	10%
Cost of Sales	229	219	5%	4%	1%
Gross Profit	499	415	20%	5%	15%
Gross Margin	68.5%	65.5%
Operating Expenses	147	126	17%	5%	12%
Other (income)/deductions	2	2	—%	(44)%	44%
International Earnings	$350	$287	22%	6%	16%

Total Reportable Segments	$771	$663	16%	2%	14%

Other business activities(c)	(82)	(73)	12%
Reconciling Items:
Corporate(d)	(139)	(151)	(8)%
Purchase accounting adjustments(e)	(23)	(21)	10%
Acquisition-related costs(f)	—	(2)	(100)%
Certain significant items(g)	(7)	1	*
Other unallocated(h)	(83)	(72)	15%
Total Earnings(i)	$437	$345	27%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2018	2017	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,311	$1,228	7%	—%	7%
Cost of Sales	280	271	3%	—%	3%
Gross Profit	1,031	957	8%	—%	8%
Gross Margin	78.6%	77.9%
Operating Expenses	212	209	1%	—%	1%
Other (income)/deductions	—	—	—%	—%	—%
U.S. Earnings	$819	$748	9%	—%	9%

International:
Revenue	$1,454	$1,249	16%	6%	10%
Cost of Sales	463	432	7%	4%	3%
Gross Profit	991	817	21%	7%	14%
Gross Margin	68.2%	65.4%
Operating Expenses	280	240	17%	7%	10%
Other (income)/deductions	3	(1)	*	*	*
International Earnings	$708	$578	22%	7%	15%

Total Reportable Segments	$1,527	$1,326	15%	3%	12%

Other business activities(c)	(163)	(147)	11%
Reconciling Items:
Corporate(d)	(292)	(294)	(1)%
Purchase accounting adjustments(e)	(46)	(43)	7%
Acquisition-related costs(f)	(1)	(2)	(50)%
Certain significant items(g)	(10)	(3)	*
Other unallocated(h)	(161)	(155)	4%
Total Earnings(i)	$854	$682	25%
* Calculation not meaningful.

(a)	For a description of each segment, see Note 18A to Zoetis' consolidated financial statements included in Zoetis' Form 10-K for the year ended December 31, 2017.

(b)	Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

(c)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(d)	Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.

(e)
Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(f)	Acquisition-related costs can include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.

(g)
Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(h)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.

(i)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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